Universal Technical Institute Reports Fiscal Year 2017 Second Quarter Results
Now expects to deliver fiscal 2017 cost savings at the higher end of between $30 million and $40 million

SCOTTSDALE, ARIZ. - May 4, 2017 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, reported financial results for the fiscal 2017 second quarter ended March 31, 2017.

Kim McWaters, UTI’s Chairman and Chief Executive Officer, stated, “During the second quarter, we made progress on our plan to expand our program offerings, advance our smaller campus initiative and enhance our strategic partnerships with industry leading manufacturers such as INFINITI with whom we launched a first-of-its-kind advanced training program in April. In addition, we continued to improve our financial foundation and in fact, now expect to deliver full-year cost savings at the higher end of our $30 million to $40 million estimate. This represents a meaningful step in our goal to return the company to profitability while maintaining our commitments to providing a quality educational experience, meeting our partners' increasing demand for trained technicians, and growing our student population.

"While student starts were softer than expected during the first half of the year, we have adjusted our marketing strategy and further enhanced our student support services to achieve our goal of generating new start growth in the second half of the year. We are encouraged by the initial results from these efforts. Looking ahead, we will continue to balance maintaining efficient operations with investing in the business to drive long-term growth."

Financial Results for the Three-Month Period Ended March 31: 2017 Compared to 2016

•
Revenues for the quarter were $82.5 million, compared to $88.2 million for the prior year period. Revenues exclude tuition related to students participating in the company's proprietary loan program, which were $4.4 million and $4.6 million for the second fiscal quarter of 2017 and 2016, respectively. This tuition will be recognized as revenues when payments are received.

•
Operating expenses for the quarter were $81.8 million, compared to $94.0 million for the prior year period. The $12.2 million decrease is largely due to lower compensation expense and improved operating efficiencies pursuant to the implementation of the Financial Improvement Plan.

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Operating income for the quarter was $0.7 million, compared to an operating loss of $5.8 million for the prior year period. The improvement reflects the aforementioned significant cost reductions and $1.0 million in operating income from the Long Beach campus, which opened in August 2015.

•	Income tax expense was $2.1 million for the quarter, reflecting a full valuation allowance on deferred tax assets, compared to $25.7 million for the prior year period.

•	Net loss for the quarter was $1.7 million, or $0.12 per diluted share, compared to a net loss of $32.0 million, or $1.32 per diluted share, for the prior year period.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended March 31, 2017 was $5.6 million, compared to a loss of $0.6 million for the prior year period.

•
Cash, cash equivalents and investments totaled $98.7 million at March 31, 2017, compared to $120.7 million at September 30, 2016. The decrease was primarily attributable to collateral requirements for surety bonds renewed during the second quarter of fiscal 2017 and changes in working capital.

Financial Results for the Six-Month Period Ended March 31: 2017 Compared to 2016

•	Revenues were $166.7 million, compared to $178.0 million, and excluded $9.4 million and $10.3 million, respectively, of tuition related to students participating in the proprietary loan program.

•	Operating expenses were $164.6 million, compared to $185.9 million for the prior year period.

•	Operating income was $2.1 million, compared to an operating loss of $8.0 million for the prior year period.

•	Income tax expense was $4.8 million for the year-to-date period, reflecting a full valuation allowance on deferred tax assets, compared to $24.7 million for the prior year period.

•	Net loss for the year-to-date period was $3.5 million, or $0.25 per diluted share, compared to a net loss of $33.7 million, or $1.39 per diluted share, for the prior year period.

•	UTI recorded a preferred stock cash dividend of $2.6 million for the six months ended March 31, 2017 in accordance with the company’s Series A Preferred Stock purchase agreement.

•	EBITDA was $11.9 million, compared to $2.3 million. (See “Use of Non-GAAP Financial Information” below.)

Student Metrics

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
	(Rounded to hundreds)
Total starts	1,900	2,300	3,200	4,100
Average undergraduate full-time student enrollment	10,900	12,200	11,400	12,700
End of period undergraduate full-time student enrollment	10,300	11,700	10,300	11,700

Updated Fiscal 2017 Outlook

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UTI expects new student starts to decline by high-single digits in fiscal 2017. Combined with the number of students currently in school and the timing of the anticipated start growth, the average student population is projected to be down in the low-double digits as a percentage compared with the prior year period. UTI reaffirms its goal to grow student starts in the second half of fiscal 2017.

•	UTI now expects revenue to be down in the mid-to-high single digits in fiscal 2017.

•	UTI now expects its Financial Improvement Plan implemented in September 2016 to deliver annualized cost savings at the higher end of between $30 million and $40 million in fiscal 2017.

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Netting the increased cost savings with softer-than-anticipated student starts in the first half of fiscal 2017, UTI expects annual operating results to range between operating income of $1 million and an operating loss of $1 million. The company expects an operating loss would be driven by the identification of and investments in additional success-based marketing initiatives in 2017 that would build out its student pipeline into 2018.

•	UTI reaffirms previous expectations of significantly improved EBITDA for fiscal 2017 as compared to the prior year.

•	Capital expenditures are now expected to approximate between $10.0 million and $11.0 million for the 2017 fiscal year.

Conference Call
Management will hold a conference call to discuss the 2017 second quarter results on Thursday, May 4th at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through May 15, 2017 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10106031.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income (loss), determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 200,000 graduates in its 52-year history, UTI offers undergraduate degree and diploma programs at 12 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

Company Contact:
Bryce Peterson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0993

Investor Relations Contact:
Becky Herrick/Kirsten Chapman
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
	(In thousands, except per share amounts)
Revenues	$82,497	$88,192	$166,676	$177,965
Operating expenses:
Educational services and facilities	44,834	49,770	91,988	99,422
Selling, general and administrative	36,976	44,192	72,614	86,506
Total operating expenses	81,810	93,962	164,602	185,928
Income (loss) from operations	687	(5,770)	2,074	(7,963)
Other income (expense):
Interest expense, net	(712)	(797)	(1,461)	(1,614)
Equity in earnings of unconsolidated affiliates	125	104	253	239
Other income	315	124	435	378
Total other expense, net	(272)	(569)	(773)	(997)
Income (loss) before income taxes	415	(6,339)	1,301	(8,960)
Income tax expense	2,145	25,663	4,755	24,722
Net loss	$(1,730)	$(32,002)	$(3,454)	$(33,682)
Preferred stock dividends	1,295	—	2,618	—
Loss available for distribution	$(3,025)	$(32,002)	$(6,072)	$(33,682)

Loss per share:
Net loss per share - basic	$(0.12)	$(1.32)	$(0.25)	$(1.39)
Net loss per share - diluted	$(0.12)	$(1.32)	$(0.25)	$(1.39)
Weighted average number of shares outstanding:
Basic	24,666	24,270	24,645	24,252
Diluted	24,666	24,270	24,645	24,252
Cash dividends declared per common share	$—	$0.02	$—	$0.04

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
	(In thousands)
Net loss	$(1,730)	$(32,002)	$(3,454)	$(33,682)
Other comprehensive loss (net of tax):
Equity interest in investee's unrealized losses on hedging derivatives, net of taxes	(6)	—	(9)	(1)
Comprehensive loss	$(1,736)	$(32,002)	$(3,463)	$(33,683)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2017	Sept. 30, 2016
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$88,984	$119,045
Restricted cash	14,702	5,956
Investments, current portion	8,984	1,691
Receivables, net	9,972	15,253
Prepaid expenses and other current assets	20,347	20,004
Total current assets	142,989	161,949
Investments, less current portion	724	—
Property and equipment, net	109,877	114,033
Goodwill	9,005	9,005
Other assets	12,058	12,172
Total assets	$274,653	$297,159

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$34,719	$42,545
Deferred revenue	35,347	44,491
Accrued tool sets	2,972	2,938
Financing obligation, current	1,007	913
Income tax payable	427	—
Other current liabilities	4,003	3,673
Total current liabilities	78,475	94,560
Deferred tax liabilities, net	3,141	3,141
Deferred rent liability	8,014	8,987
Financing obligation	42,606	43,141
Other liabilities	10,423	10,716
Total liabilities	142,659	160,545

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 31,609,900 shares issued and 24,745,003 shares outstanding as of March 31, 2017 and 31,489,331 shares issued and 24,624,434 shares outstanding as of September 30, 2016	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of March 31, 2017 and September 30, 2016, liquidation preference of $100 per share	—	—
Paid-in capital - common	184,043	182,615
Paid-in capital - preferred	68,853	68,820
Treasury stock, at cost, 6,864,897 shares as of March 31, 2017 and September 30, 2016	(97,388)	(97,388)
Retained deficit	(23,526)	(17,454)
Accumulated other comprehensive income	9	18
Total shareholders’ equity	131,994	136,614
Total liabilities and shareholders’ equity	$274,653	$297,159

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net loss	$(3,454)	$(33,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,172	7,682
Amortization of assets subject to financing obligation	1,341	1,341
Amortization of discount on held-to-maturity investments	12	336
Bad debt expense	327	752
Stock-based compensation	1,435	2,286
Deferred income taxes	—	27,928
Equity in earnings of unconsolidated affiliates	(253)	(239)
Training equipment credits earned, net	(409)	(348)
(Gain) loss on disposal of property and equipment	(6)	100
Changes in assets and liabilities:
Restricted cash	(11,102)	34
Receivables	2,748	9,000
Prepaid expenses and other current assets	(265)	(957)
Other assets	(161)	(68)
Accounts payable and accrued expenses	(7,881)	(6,135)
Deferred revenue	(9,144)	(5,263)
Income tax payable/receivable	2,634	(4,648)
Accrued tool sets and other current liabilities	574	(184)
Deferred rent liability	(973)	(910)
Other liabilities	(229)	490
Net cash used in operating activities	(17,634)	(2,485)
Cash flows from investing activities:
Purchase of property and equipment	(3,929)	(4,905)
Proceeds from disposal of property and equipment	1	—
Purchase of investments	(9,671)	—
Proceeds received upon maturity of investments	1,642	19,320
Acquisitions	—	(1,500)
Investment in unconsolidated affiliates	—	(1,000)
Capitalized costs for intangible assets	—	(250)
Return of capital contribution from unconsolidated affiliate	241	240
Restricted cash: proprietary loan program	2,355	3,393
Net cash provided by (used in) investing activities	(9,361)	15,298
Cash flows from financing activities:
Payment of common stock cash dividends	—	(1,457)
Payment of preferred stock cash dividend	(2,618)	—
Payment of financing obligation	(441)	(354)
Payment of payroll taxes on stock-based compensation through shares withheld	(7)	(7)
Net cash used in financing activities	(3,066)	(1,818)
Net increase (decrease) in cash and cash equivalents	(30,061)	10,995
Cash and cash equivalents, beginning of period	119,045	29,438
Cash and cash equivalents, end of period	$88,984	$40,433

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Loss to EBITDA

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
	(In thousands)
Net loss	$(1,730)	$(32,002)	$(3,454)	$(33,682)
Interest expense, net	712	797	1,461	1,614
Income tax expense	2,145	25,663	4,755	24,722
Depreciation and amortization	4,522	4,940	9,161	9,625
EBITDA	$5,649	$(602)	$11,923	$2,279

Reconciliation of Loss Per Share Impact of Deferred Tax Valuation Allowance

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
	(In thousands)
Loss available for distribution	$(3,025)	$(32,002)	$(6,072)	$(33,682)
Income tax expense related to increase in deferred tax asset valuation allowance	1,874	27,949	4,013	27,949
Loss available for distribution, adjusted for deferred tax asset valuation allowance	$(1,151)	$(4,053)	$(2,059)	$(5,733)

Diluted loss per share, as reported	$(0.12)	$(1.32)	$(0.25)	$(1.39)
Diluted loss per share, adjusted for deferred tax asset valuation allowance	$(0.05)	$(0.17)	$(0.08)	$(0.24)

Diluted weighted average shares outstanding	24,666	24,270	24,645	24,252

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
	(In thousands)
Salaries expense	$34,928	$39,997	$70,724	$79,178
Employee benefits and tax	7,264	8,583	14,768	17,022
Bonus expense	295	1,371	2,081	2,667
Stock-based compensation	937	1,375	1,485	2,286
Total compensation and related costs	$43,424	$51,326	$89,058	$101,153

Occupancy expense	$9,484	$9,593	$19,032	$19,322
Depreciation and amortization expense	$4,522	$4,940	$9,161	$9,625
Bad debt expense	$78	$270	$327	$752

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